Exhibit 99.1

Yumanity Therapeutics Appoints Michael D. Wyzga as Chief Financial Officer and Announces Inducement Grants

BOSTON, Aug. 16, 2021 (GLOBE NEWSWIRE) — Yumanity Therapeutics (NASDAQ: YMTX), a clinical-stage biopharmaceutical company focused on the discovery and development of innovative, disease-modifying therapies for neurodegenerative diseases, today announced the appointment of Michael D. Wyzga as Senior Vice President, Chief Financial Officer.

“Michael’s financial expertise combined with his proven ability to execute strategic and operational objectives will be invaluable to the Company,” said Richard Peters, M.D., Ph.D., President, Chief Executive Officer and Director of Yumanity Therapeutics. “We are looking forward to Michael’s contributions as we continue to pursue our vision of a future free from neurodegenerative disease.”

Mr. Wyzga has more than a decade of experience in healthcare finance. He joins the Company after eight years at Needham & Company, a privately held, full-service investment bank that focuses exclusively on growth companies, where he served as Vice President in the Healthcare Investment Banking group. While at Needham, Mr. Wyzga provided strategic and financial advice to clients across the life sciences sector and executed numerous initial public offerings, follow-on offerings, private placements, M&A and other transactions. Prior to this role, Mr. Wyzga was part of the Healthcare Corporate and Investment Banking group at Citigroup. Mr. Wyzga earned his B.A. in Finance from Lehigh University and an M.B.A. from the S.C. Johnson School of Business at Cornell University.

“Joining Yumanity provides the opportunity to be part of a company that has the potential to truly address the challenges of neurodegenerative diseases,” said Mr. Wyzga. “I am looking forward to working with the exceptional team at Yumanity as we approach a key development milestone for our lead program YTX-7739 and advance our pipeline.”

Inducement Equity Awards

In connection with Mr. Wyzga’s acceptance of employment with the company, effective on the first day of Mr. Wyzga’s employment, Mr. Wyzga will be granted an option to purchase 65,000 shares of common stock which will vest over four years, with 25 percent of the shares vesting on the first anniversary of Mr. Wyzga’s new hire date and the remainder vesting in equal monthly installments over the following three years. The options will have an exercise price equal to the closing price of Yumanity Therapeutics’ common stock on the grant date of the stock options, will have a ten-year term and will be subject to the terms and conditions of the Yumanity Therapeutics, Inc. 2021 Inducement Plan and the terms and conditions of a stock option agreement covering the grant. The options will be granted as inducements material to Mr. Wyzga entering into employment with Yumanity Therapeutics in accordance with Nasdaq Listing Rule 5635(c)(4).

In addition, Yumanity today announced the grant to two new employees of non-statutory stock options for the purchase of an aggregate of 14,000 shares of Yumanity’s common stock. The options will vest over four years, with 25 percent of the shares vesting on the first anniversary of the employee’s new hire date and the remainder vesting in equal monthly installments over the following three years. The options have an exercise price of $9.80 per share, which is equal to the closing price of Yumanity’s common stock on August 2, 2021, the grant date for the stock options, have a ten-year term and will be subject to the terms and conditions of the Yumanity Therapeutics, Inc. 2021 Inducement Plan and the terms and conditions of a stock option agreement covering the grant. The options were granted as inducements material to the employees entering into employment with Yumanity Therapeutics in accordance with Nasdaq Listing Rule 5635(c)(4).

About Yumanity Therapeutics

Yumanity Therapeutics is a clinical-stage biopharmaceutical company dedicated to accelerating the revolution in the treatment of neurodegenerative diseases through its scientific foundation and drug discovery platform. The Company’s most advanced product candidate, YTX-7739, is currently in Phase 1 clinical development for Parkinson’s disease. Yumanity’s drug discovery platform is designed to enable the Company to rapidly screen for potential disease-modifying therapies by overcoming toxicity of misfolded proteins in neurodegenerative diseases. Yumanity’s pipeline consists of additional programs focused on Lewy body dementia, multi-system atrophy, amyotrophic lateral sclerosis (ALS or Lou Gehrig’s disease), frontotemporal lobar dementia (FTLD), and Alzheimer’s disease. For more information, please visit www.yumanity.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words and phrases such as “aims,” “anticipates,” “believes,” “could,” “designed to,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words and phrases or similar expressions that are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding the potential therapeutic benefits of our prospective product candidates and results of preclinical studies, including YTX-7739, and the design, commencement, enrollment, and timing of ongoing or planned clinical trials, clinical trial results, product approvals and regulatory pathways, and the anticipated benefits of our drug discovery platform. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Results in preclinical or early-stage clinical trials may not be indicative of results from later stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements, or the scientific data presented.

Any forward-looking statements in this press release are based on Yumanity Therapeutics’ current expectations, estimates and projections about our industry as well as management’s current beliefs and expectations of future events only as of today and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that any one or more of our product candidates will not be successfully developed or commercialized, the risk of cessation or delay of any ongoing or planned clinical trials of Yumanity Therapeutics or our collaborators, the risk that Yumanity Therapeutics may not successfully recruit or enroll a sufficient number of patients for our clinical trials, the risk that Yumanity Therapeutics may not realize the intended benefits of its drug discovery platform, the risk that our product candidates will not have the safety or efficacy profile that we anticipate, the risk that prior results, such as signals of safety, activity or durability of effect, observed from preclinical or clinical trials, will not be replicated or will not continue in ongoing or future studies or trials involving Yumanity Therapeutics’ product candidates, the risk that we will be unable to obtain and maintain regulatory approval for our product candidates, the risk that the size and growth potential of the market for our product candidates will not materialize as expected, risks associated with our dependence on third-party suppliers and manufacturers, risks regarding the accuracy of our estimates of expenses and future revenue, risks relating to our capital requirements and needs for additional financing, risks relating to clinical trial and business interruptions resulting from the COVID-19 outbreak or similar public health crises, including that such interruptions may materially delay our enrollment and development timelines and/or increase our development costs or that data collection efforts may be impaired or otherwise impacted by such crises, and risks relating to our ability to obtain and maintain intellectual property protection for our product candidates. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Yumanity Therapeutics’ actual results to differ materially and adversely from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Yumanity Therapeutics’ most recent Annual or Quarterly Report, and other important factors in Yumanity Therapeutics’ subsequent filings with the Securities and Exchange Commission. Yumanity Therapeutics explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

Investors:

Burns McClellan, Inc.

Lee Roth

lroth@burnsmc.com

(212) 213-0006, ext. 331

Media:

Burns McClellan, Inc.

Robert Flamm, Ph.D. / Harrison Wong

rflamm@burnsmc.com / hwong@burnsmc.com

(212) 213-0006, ext. 364 / 316